                                                                    ATTACHMENT 2
                                                                         2/23/99

                      OECHSLE INTERNATIONAL ADVISORS, LLC
                      -----------------------------------

                                 CODE OF ETHICS
                                 --------------


The reputation of Oechsle International Advisors, LLC ("Oechsle") for integrity and ethics is one of our most important assets. In order to safeguard this reputation, we believe that it is essential not only to comply with relevant federal and state laws and regulations, but also to maintain high standards of personal and professional conduct. Oechsle's Code of Ethics (the "Code") is designed to ensure that our conduct is at all times consistent with the highest of ethical standards, with our fiduciary obligations to our clients, and with industry and regulatory standards for investment managers.

The Code is based on the principle that the officers, directors, members, and employees of Oechsle owe a fiduciary duty to our clients to:

     .    Always place the interests of our clients first.

     . Conduct our personal securities transactions in a manner which does not interfere with client transactions, create an actual or potential conflict of interest with clients, or otherwise take unfair advantage of our relationship with our clients.

     .    Avoid even the appearance of impropriety in our personal actions.

Persons covered by this Code must adhere to this general principle as well as comply with the Code's specific provisions. It bears emphasis that although the Code provides guidance with respect to many common situations, it cannot address every possible circumstance that could give rise to a conflict of interest, potential conflict, or an appearance of impropriety. Regardless of whether a specific provision of the Code applies, each of us at Oechsle must conduct his or her activities in accordance with the general principles embodied in the Code and in such a way as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility. Please remember that even if our clients are not harmed, we cannot take inappropriate advantage of information we learn through our position as fiduciaries.

Technical compliance with the procedures incorporated in the Code will not insulate from scrutiny trades which contravene an individual's duties to Oechsle and its clients. Therefore, to protect yourself and Oechsle, please be alert for any potential for conflicts of interest, and please consult the General Counsel whenever questions arise concerning the application of the Code to a particular situation.

                          PERSONS COVERED BY THE CODE

The provisions and requirements of the Code apply to all officers, directors, members, and employees of Oechsle and its subsidiaries ("Oechsle employees").

In addition, the provisions and requirements of the Code, including the rules
-----------------------------------------------------------------------------
pertaining to pre-clearance of personal securities transactions, apply to all
-----------------------------------------------------------------------------
members of any employee's "immediate family."   Any family member who is
------------------------------------------------------------------------
presently living in your household, or to whose financial support you make a
----------------------------------------------------------------------------
significant contribution, is considered to be a member of your immediate family.
--------------------------------------------------------------------------------
Please bear in mind that the Code applies to all securities accounts:
=====================================================================

     (i) in which any Oechsle employee or his or her immediate family have any direct or indirect beneficial interest (e.g., family trust); or

     (ii) over which any Oechsle employee or his or her immediate family exercise any investment authority; or

     (iii) which receive any investment advice from any Oechsle employee or his or her immediate family.

Please remember that the term "beneficial interest" includes more than ordinary ownership. In general, you may be deemed to have beneficial ownership under any of the following circumstances:

     1. You have the power to sell or transfer the security, or you have the power to direct the sale or transfer; or

     2. You have the power to vote the security or the power to direct the vote; or

     3.    You have an economic interest in the security; or

     4. You have the right to acquire, within 60 days, the power to sell, the power to vote, or an economic interest in the security.

You should consider yourself as having beneficial ownership of a security in the following situations (which also apply to your immediate family):

     1. The security is held by you, whether in bearer form, registered in your name, or otherwise;

     2. The security is held by others for your benefit, such as a security held for you by a bank, custodian, broker, relative, executor, administrator, agent, or any other person;

     3. The security is held by a trust of which you are the trustee, or in which you have an economic interest, or where you participate in the investment decisions or otherwise have direct or indirect influence or control;

     4. The security is held by a trust of which you are the settlor if you have the power to revoke the trust without obtaining the consent of all the beneficiaries;

     5. The security is held by any partnership in which you are a general partner, or with respect to which you have direct or indirect influence or control;

     6. The security is held in the name of another person if, by reason of any contract, understanding, relationship, agreement, or other arrangement, you obtain therefrom benefits substantially equivalent to those of ownership;

     7. The security is held in the name of another person, even though you do not obtain therefrom benefits substantially equivalent to those of ownership, if you can vest or revest title in yourself at any time.

Although persons who are not members of your "immediate family" are not required to comply with the pre-clearance procedures contained in the Code, they also may not take improper advantage of information that they may receive from you regarding the activity or holdings of Oechsle clients. In addition, it would be a violation of the Code, and, specifically of Oechsle's Insider Trading Policy, for an Oechsle employee to arrange for a friend or relative to trade in a security in which that Oechsle employee would be precluded from trading for his or her own account, or for an Oechsle employee to give information about the activity or holdings of Oechsle clients to any person for the purpose of facilitating securities trading by that person.

                         GENERAL TERMS AND PROVISIONS
                         ----------------------------

     These provisions apply to all employees of Oechsle and its subsidiaries. These provisions apply only to transactions in reportable securities.

A.  Reportable Securities are all securities except:
    ---------------------     ---

     (a) shares of registered, open-end investment companies (mutual funds) for which Oechsle is not an advisor or sub-advisor;
     (b) direct U.S. government obligations, such as Treasury bonds, notes, and bills, and U.S. Savings Bonds;
     (c) CDs, bankers' acceptances, and other money-market instruments;
     (d) transactions in commodities and options and futures on commodities;
     (e) investments in or by hedge funds and commingled funds managed by Oechsle, in which Oechsle employees may have beneficial interests.

You do not need to report transfers of securities, stock splits, or other such activity.

  Thus, reportable securities include, but are not limited to:
        ---------------------

     (a) any type of equity or debt security (including, without limitation, common and preferred stock and corporate and municipal bonds and debt obligations issued by foreign governments);

     (b) any rights relating to such a security, such as put and call options, warrants, and convertible securities;

     (c)  ADRs;

     (d)  options and futures on security indexes.

B.  Compliance Officer - the Oechsle officer assigned the responsibility of
    ------------------
    administering this Code is the Compliance Officer, James Record, or in his absence the General Counsel, Paula N. Drake.

C.  Pre-Clearance - of all personal securities transactions in reportable
    -------------      ---                                  -------------
    securities is required for all Oechsle employees.
    -----------

D.  Brokerage Confirmations - copies of brokerage confirmations for each pre-
    -----------------------
    cleared transaction are required.

E.  Blackout Periods - for certain designated periods surrounding client trades
    ----------------
    or while a transaction is being actively considered for a client.

F.  Excessive Short-term Trading - is discouraged and profits from such trading
    ----------------------------
    may have to be disgorged.

G.  Quarterly Reporting - of personal securities transactions.
    -------------------

H.  Annual Certification - that the employee has read and understood the Code.
    --------------------


                                 PRE-CLEARANCE
                                 -------------

1.  General Rule:
-----------------

Oechsle requires written pre-clearance of personal trades in reportable securities.

2.  Procedures:
--------------

The pre-clearance requirement is satisfied by completing the Personal Securities Transaction Pre-Trading Authorization Form (see Exhibit A). Pre-clearance is
                                            -------------    ----------------
only effective for the specific trade date (or for the next available market
------------------------------------------
session if same-date is not practicable due to foreign market constraints) and
                                                                           ---
for a specific number of shares.  Trading instructions given to brokers must be
--------------------------------  ---------------------------------------------
for same day execution.  You may not change the trade date, and you may not
-----------------------
increase the size of your order, without obtaining a new pre-clearance. You may, however, decrease the size of your trade without obtaining a new pre-clearance. Moreover, you need not place an order for which you have obtained pre-clearance. If you choose not to place that order, you must obtain a new pre-clearance if you change your mind and wish to enter the order on a later date. In addition, you must inform the Compliance Officer in writing if you decide not to execute a pre-cleared trade.

Generally, the date on which you initiate your trade instructions should be the date on which the trade is actually executed. However, there are some exceptions. For purposes of this Code, the trade date for a limit order or a stop-loss order is the date on which you give the order to your broker, not the date on which the order is finally executed in accordance with your instructions. Therefore, if your limit or stop-loss order is entered with the broker in accordance with the pre-clearance requirements and consistent with the blackout period, the subsequent execution of that trade will satisfy the Code, even if Oechsle subsequently enters trades for client accounts that are executed on the same day as your order is executed.

Three signatures are required on the pre-clearance form:

   1. The Compliance Officer or the General Counsel in the Boston office (in the absence of the Compliance Officer), or the Compliance Officer of the London office, in the case of that office.

   2. The Trading Desk.

   3. A Managing Principal.

As a general rule, no person may sign a pre-clearance form for himself or herself. In order to ensure that all personal securities transactions are conducted in accordance with the Code, the Compliance Officer of the Boston office will retain copies of all pre-clearance forms in each employee's personal securities transactions file.

The Compliance Officer and the Trading Desk will monitor trading in pre-cleared securities among Oechsle clients to ensure that all applicable blackout periods have been complied with and that there is otherwise no activity in such securities that would raise questions regarding any conflicts or potential conflicts.

Exemptions:
-----------

A.  Third Party Accounts.  If an Oechsle employee nominally has beneficial
    --------------------
    ownership over a particular account, but does not exercise direct or indirect influence or control over that account and provides no investment advice with respect to the investment decisions made for the account, he or she may apply to the General Counsel for a waiver from the pre-clearance provisions of the Code. Waivers are not automatic, are made on a case-by-case basis, and are conditioned, at a minimum, upon the following:

      1. The Oechsle employee discloses to the General Counsel the existence of the Third Party Account and allows the General Counsel to review, in her discretion, the governing documents of such accounts.

   2. The Oechsle employee establishes to the satisfaction of the General Counsel that he or she has no direct or indirect influence or control over the Third Party Account or over investment decisions made for that account.

   3. The Oechsle employee completes the Brokerage Account Certification (see
                                                                          ---
      Exhibit B) on an annual basis.
      ---------

   4. The Oechsle employee does not disclose to any person with influence or control over the Third Party Account any action that Oechsle may or may not take, or has or has not taken, with respect to any security.

B.  Stock Index Futures and Options.  The pre-clearance requirements of the Code
    -------------------------------
do not apply to purchases and sales of stock index options and stock index futures. However, such transactions must be reported on the employee's quarterly personal securities transactions report.

                            PROHIBITED TRANSACTIONS
                            -----------------------

     The following categories of transactions may not be engaged in by Oechsle
                                                  ---
employees:

1.  Transactions in Conjunction with Oechsle Clients:
    ------------------------------------------------

A. No Oechsle employee shall cause an Oechsle client to either take or not take any action for such employee's personal benefit (or the personal benefit of anyone else) rather than for the benefit of the client. For example, an employee would violate this Code by causing a portfolio to purchase a security he or she owned for the purpose of supporting or increasing the price of that security. Causing a portfolio to refrain from selling a security in an attempt to protect a personal investment, such as an option on that security, also would violate this Code.

B. No Oechsle Employee shall use knowledge of Oechsle client transactions to profit by the market effect of those transactions.

C. No Oechsle employee may use futures or options to take positions in securities which the Code would prohibit if the positions were taken directly.

D. No Oechsle employee may purchase a security with knowledge that it is being contemplated for purchase, or will be purchased, for an Oechsle client. No Oechsle portfolio manager, analyst or trader may buy or sell a security within seven calendar days on either side of a date on which the security is bought or sold for the account of any Oechsle client. As an example, if such an account purchases a particular security on Day 8, all portfolio managers, analysts and traders would be precluded from purchasing or selling that security for his or her own account(s) from Day 1 through Day 15.

For all other Oechsle employees the blackout period is one day before and one day after any trade by any Oechsle client.

If a previously-entered employee trade falls within the blackout period, the employee must reverse the trade. Thus, for example, if an employee pre-clears a trade and purchases the security on Day 1, and an Oechsle client purchases the security on Day 2, the Oechsle employee must reverse the trade. If the trade can be reversed prior to settlement, the employee should do so, with the cost of reversal being borne by the employee. If the trade cannot be reversed prior to settlement, the employee must engage in an offsetting transaction immediately. If a loss results, the employee must bear the loss; if a profit results, the employee must donate the profit to a charity of the employee's choice with suitable evidence of such donation provided to the General Counsel, or forfeit the profit to Oechsle.

Exemptions:
----------

A.  Large Capitalization Stocks.
    ---------------------------

An Oechsle employee may purchase or sell shares of a security which is being actively considered for purchase or sale, or which is being purchased or sold, for Oechsle clients if, given the number of shares the employee is purchasing or selling and the market capitalization (outstanding shares x current price per share) of the issuer, the employee's trading could have no material impact on the price of the security and if Oechsle were to trade in the security, such trading could have no material impact on the price of the security. This exemption is subject to prior written approval by the General Counsel, the Trading Desk, and the Chief Operating Officer. You must specifically request
                                                -----------------------------
this prior approval.
-------------------

B   Option Exercise by Others.
    -------------------------

An Oechsle employee who has sold ("written") a put or call option in compliance with the Code will not violate this or any other provision of the Code if the put or call is exercised and the Oechsle employee must honor the contractual commitment to purchase or sell the security, as the case may be.

C.  Margin Calls.
    ------------

An Oechsle employee who maintains securities in a margin account with a broker-dealer will not violate this provision of the Code if the securities are sold by the broker-dealer pursuant to a bona fide margin call, provided, however, that withdrawal of collateral by the employee was not a contributing factor to the margin call.

D.  Dividend Reinvestment.
    ---------------------

An Oechsle employee will not violate this provision of the Code by participating in an automatic dividend reinvestment program offered by the issuer of a publicly traded security.

E.  Client Small Investments.
    ------------------------

An Oechsle employee may engage in a transaction which would otherwise violate this provision of the Code if (a) the client buying the security, or for whom the security is being considered, is engaged in an ongoing investment program to augment an existing position with relatively small regular increments of cash
        --
flow, (b) the General Counsel, after consultation with investment personnel, determines that neither the client's nor the employee's purchases will materially affect the market price of the security, and (c) the General Counsel gives prior consent to the transaction.

F.  Gifts.
    -----

Gifts of securities made to others, such as relatives or charities, are treated as dispositions of beneficial ownership, and must be pre-cleared prior to transfer of the securities. However, gifts of securities received, if non-volitional on the Oechsle employees' part, need not be pre-cleared.

G.  Acquisition and Exercise of Certain Rights.
    ------------------------------------------

The acquisition and exercise of rights that are offered pro rata to all shareholders is not covered by the Code. Exercise of oversubscription rights, however, does require pre-clearance.

H.  Stock Index Futures and Stock Index Options.
    -------------------------------------------

The purchase and sale of stock index futures and stock index options are not subject to the blackout periods. However, such purchases and sales must be reported in quarterly reports.

2.  Public Offerings:
    ----------------

No Oechsle employee may purchase equity and equity-related securities in initial public offerings, whether or not Oechsle client accounts participate in the offering, except as described below. Oechsle employees may purchase securities that were the subject of a recent public offering after the offering is completed, and then only at the prevailing market prices and subject to the usual pre-clearance procedures. Oechsle employees may not receive special allocations of "hot issues" from brokers which receive Oechsle business.

Exemptions:
-----------

A. Oechsle employees are permitted to purchase equity and equity-related securities in secondary offerings if Oechsle client accounts do not hold the security and if no Oechsle portfolio manager wishes to participate in the offering for client accounts.

B. Oechsle employees are permitted to purchase equity and equity-related securities in rights offerings if the opportunity to purchase is extended equally to all holders of the company's common stock and the offer is extended to the employee as a holder of the company's common stock.

C. Oechsle employees are permitted to purchase equity and equity-related securities in an offering if they are entitled to such purchase by virtue of being a citizen or resident of a country who qualifies for privatization issues made available to the public in general.

Any purchase of any security in a public offering, even if permitted under these rules, must be pre-cleared in writing by the General Counsel.

3.  Private Offerings:
    -----------------

No Oechsle employee may purchase a security in a private offering without first obtaining a pre-clearance from the General Counsel. The employee should complete and submit to the General Counsel a checklist in the form attached as

Exhibit C hereto.
---------

Consideration of the prior approval request will take into account, among other factors, whether the investment opportunity should be reserved for an Oechsle client(s), and whether the opportunity is being offered to an individual as a favor designed to influence that employee's judgment in the performance of his or her job duties at Oechsle or as compensation for services of an investment advisory nature rendered to the issuer. If approval is granted and the employee has any material role in subsequent consideration by an Oechsle client of an investment in the same, or a directly affiliated issuer, the employee must disclose his or her interest in the private placement to the person making the investment decision.

4. Short-term Trading:
   ------------------

Excessive short-term trading increases the risk of conflict of interest, may over time adversely affect an Oechsle employee's investment judgment on behalf of Oechsle clients, and may unduly occupy an Oechsle employee's time and thoughts during working hours. Oechsle employees are hired and compensated on the assumption that their personal investing will generally be on a long-term basis.

Therefore, while this Code does not impose an absolute prohibition on short-term trading, excessive short-term trading is prohibited. Whether the extent of short-term trading by an employee is "excessive" will be determined on a case-by-case basis, taking into account all relevant factors, including conditions prevailing in the securities markets and the types of securities traded. Persons determined to be engaged in excessive short-term trading will be subject to imposition of any or all of the sanctions described at the end of this Code, including disgorgement of profits realized from the short-term trade.

A short-term trade is any purchase and sale, or sale and purchase, of the same (or equivalent) securities within 60 calendar days.

Exemptions:
-----------

A.  Option Exercise by Others.
    -------------------------

An Oechsle employee who has sold ("written") a put or call option in compliance with this Code will not have effected a short-term trade if the put or call is exercised and the Oechsle employee must honor the contractual commitment to purchase or sell the security, as the case may be, within 90 days of selling the option.

B.  Margin Calls.  An Oechsle employee who maintains securities in a margin
    ------------
account with a broker-dealer will not have effected a short-term trade if the securities are sold by the broker-dealer pursuant to a bona fide margin call, provided, however, that withdrawal of collateral by the employee was not a contributing factor to the margin call.

5.  Transactions With or Involving Oechsle Clients:
    ----------------------------------------------

No Oechsle employee may knowingly initiate a purchase from or sell to an Oechsle client any securities or other property, nor engage in any transaction to which an Oechsle client is a party or with which any Oechsle client has a significant relationship.

6.  General Fiduciary Obligation to Clients; Disclosure of Personal Interest:
    -------------------------------------------------------------------------

As noted above, Oechsle and its employees have a fiduciary responsibility to Oechsle's clients. Therefore we must avoid any conduct that would be detrimental to their interests. In order to fulfill our duty, Oechsle employees must offer all investment opportunities to Oechsle's clients before taking
                                                             ------
advantage of such opportunities. Therefore, before trading in any security that is not covered by an Oechsle analyst, you should ensure that the appropriate research analyst or portfolio manager is aware that you have identified a security that you believe would be a good investment, and explain the basis for your interest in the security. If, after receiving that information, the analyst or portfolio manager does not wish to recommend the security for investment by Oechsle clients, you are free to trade, after securing the necessary pre-approvals. If the analyst or portfolio manger expresses an interest in that security, however, you must refrain from trading in that security until a decision has been made as to whether to purchase that security for Oechsle clients and until any applicable blackout period has expired.

In addition, if one of your personal securities holdings could create a conflict of interest, or even a potential conflict of interest, with the interest of an Oechsle client, you must disclose that conflict or potential conflict to the appropriate analysts or portfolio managers before participating in any decision that could affect the security you hold. For example, if you are an analyst, and if you are recommending that Oechsle should purchase for client accounts securities of any company whose securities you hold personally, you must disclose the fact that you own the securities to the portfolio manager(s) who will make that purchase decision before making your recommendation. Similarly, if you are a portfolio manager and you want to purchase for client accounts securities of any company whose securities you hold personally, you must disclose the fact that you own the securities to someone else involved in investment decisions before initiating the purchase. Please
                                      ------
bear in mind, that although not prohibited, as a general matter, Oechsle does not expect that portfolio managers will hold the same securities as the Accounts that they manage.

                                    WAIVERS
                                    -------

     A written request for a waiver from the prohibited transaction rules may be granted by the General Counsel after consultation with the applicable personnel, upon a determination that the waiver is warranted to avoid undue hardship to the employee and that none of the abuses or potential abuses that the Code is designed to prevent would occur. Seeking waivers is not encouraged and waivers will not be granted routinely.

                                   REPORTING
                                   ---------

     Each Oechsle employee is responsible for complying with the following reporting requirements:

1.  Copies of Confirmations:
    -----------------------

Each Oechsle employee must instruct each broker-dealer with whom he or she maintains an account, and with respect to all other accounts as to which the employee is deemed to have beneficial ownership, to send promptly to the Compliance Officer a copy of all transaction confirmations generated for the account. For your convenience, a form letter for requesting such confirmations to be sent to Oechsle is attached as part of Exhibit A.

Confirmations must include the account description, trade date, security description, number of shares or principal amount of each security, the nature of the transaction (e.g., purchase, sale, etc.), the total price, and the name of the institution (e.g., broker, bank, etc.) effecting the transaction.

Each brokerage confirmation received by Oechsle is cross-checked against pre-clearance forms and quarterly securities transaction reports submitted by each employee. Copies of all confirmations and associated pre-clearance forms are retained by the Compliance Officer in the employee's personal securities transaction file.

In order to ensure that brokerage confirmations are received for all employee brokerage accounts, all employees are required to complete a Brokerage Account Form (see Exhibit B) and
      -------------
to submit an updated form (within 5 business days) whenever an account is added or deleted. You and members of your immediate family must disclose promptly every brokerage account that you maintain and every new brokerage account that you open to the Compliance Officer. In addition, each employee is asked to certify annually that the list of brokerage accounts that have been reported previously remains complete and accurate.

2.  Transaction Reports:
    -------------------

Each Oechsle employee must file a Quarterly Securities Transaction Report (see
                                                                           ---
Exhibit D) with the Compliance Officer within 10 days after the end of each
---------
quarter, whether or not the employee entered into any personal securities transactions during that quarter. Quarterly reports are required by the SEC for all investment company managers and enable Oechsle to double-check that all personal securities transactions have been appropriately pre-cleared and reported to Oechsle.

3.  Annual Acknowledgment:
    ---------------------

By February 28 of each year, every Oechsle employee must sign an acknowledgment stating that he or she has reviewed, understood, and complied with the provisions of this Code (see Exhibit E).
                         -------------

                          OTHER CONFLICTS OF INTEREST
                          ---------------------------

1.  Gifts or Other Preferential Treatment:
    -------------------------------------

No Oechsle employee may seek or accept gifts, favors, preferential treatment, or any special arrangement of material value from certain persons because of the employee's association with Oechsle. This prohibition applies to anyone who does business or is soliciting business with any Oechsle entity or Oechsle client, as well as to any organization (such as any broker, dealer, or investment adviser) engaged in the securities business.

This rule is intended to permit only the most proper type of customary business amenities. Listed below are examples of items which would be permitted under proper circumstances and which are prohibited under the intent of this rule. These examples are illustrative and not all-inclusive. Notwithstanding these examples, an Oechsle employee may not, under any circumstances, accept anything which could lead to or create the appearance of any kind of conflict of interest. For example, acceptance of any consideration is prohibited if it would create the appearance of a "reward" or inducement for business conducted with the person providing the consideration or his employer.

Among items not considered of "material value" which, under proper circumstances, would be considered permissible are:

     (a) Occasional lunches or dinners conducted for business purposes;

     (b) Occasional cocktail parties or similar social gatherings conducted for business purposes;
     (c) Occasional attendance at theater, sporting or other entertainment events; and
     (d) Small gifts, usually in the nature of reminder advertising, such as pens, calendars, etc.

Among items of consideration of "material value" which are not permitted under
                                                           ---
any circumstances are the following:

     (a) Any gift over $250 in value, or any accumulation of gifts which in aggregate exceeds $250 in value from one source in one calendar year;
     (b) Entertainment of a recurring nature such as sporting events, theater, golf games, etc.;
     (c) The cost of transportation to a locality outside the Boston metropolitan area, and lodging or meals while in another locality, unless such attendance and reimbursement arrangements have been approved in advance by the General Counsel;
     (d) Personal loans to the Oechsle employee on terms more favorable than those generally available for comparable credit standing and collateral; and
     (e) Preferential brokerage commissions or spreads or allocation of stock in "hot issue" initial public offerings for the Oechsle employee's personal trading account.

2.  Directorships and Trusteeships in Outside Organizations:
    -------------------------------------------------------

No Oechsle employee may accept a directorship in an unaffiliated company without the prior notification and written approval of the General Counsel. Persons such as portfolio managers and analysts whose primary responsibilities include recommending and selecting securities for the accounts of Oechsle clients will not be granted approval to accept directorships in companies which might qualify for investment by any Oechsle clients. Approval will be based upon the determination that the board service would not be inconsistent with the interests of Oechsle's clients. If board service is authorized, appropriate procedures will be implemented to ensure that confidential information is not obtained or used by either the employee or Oechsle.

No Oechsle employee may accept a position as trustee, executor, custodian, or as any other fiduciary, or as a private investment adviser or counselor for any outside account, without the prior notification and written approval of the General Counsel.

3.  Providing Investment Advice to Others:
    -------------------------------------

No Oechsle employee may provide investment advice to anyone or manage any person's portfolio on a discretionary basis, other than for Oechsle clients or members of the employee's immediate family. Thus, employees should not give advice to anyone, other than immediate family members, concerning the purchase or sale of any security. In particular, Oechsle employees may not provide investment advice for compensation to anyone other than an Oechsle client, unless the arrangement is disclosed and approved by Oechsle.

4.  Improper Use of Funds:
    ---------------------

No Oechsle employee may pay, or offer or commit to pay, any amount of consideration which might be or appear to be a bribe, kickback, or other similar improper use of funds.


5.  General Anti-fraud Provision:
    ----------------------------

No Oechsle employee may violate the anti-fraud provisions of the federal securities laws and the rules and regulations promulgated thereunder. This provision covers a broad range of conduct, including, without limitation, the following:

A. Affirmative Duty to Disclose.  Oechsle employees who own a security, or who
   ----------------------------
   have decided to effect a personal transaction in a security, have an affirmative duty to disclose this information in the course of any communication about that security when the purpose or reasonable consequence of such communication is to influence an Oechsle client to buy, hold, or sell that security. The disclosure of ownership should be part of the initial communication but need not be repeated in the case of continuing communications directed to a specific person.

B. Disclosure of Oechsle Information.  No information regarding any Oechsle
   ---------------------------------
   client account or actual or proposed securities trading activities of any Oechsle client may be disclosed outside the Oechsle organization unless the information has been publicly announced or reported. Oechsle research information must not be disclosed unnecessarily and never for personal gain. Information generally about Oechsle and Oechsle clients is confidential, and should not be disclosed without a valid business purpose.

C. Use of Information.  No Oechsle employee may use information from any source
   ------------------
   in a manner contrary to the interest of, or in competition with, any Oechsle client. In particular, an Oechsle employee may not invest in a company which could reasonably be considered as a potential investment for Oechsle clients and which has not been considered by Oechsle analysts until determining with appropriate investment personnel that no portfolio managers have a current interest in the company on behalf of an Oechsle client. This rule is not intended to prohibit any Oechsle employees from uncovering and capitalizing on new "investment ideas," but requires that Oechsle have the first right to such ideas for its clients.

D. "Inside" Information and Insider Trading.
   ----------------------------------------

   Neither Oechsle nor any Oechsle employee may utilize "inside" information about any issuer of securities for personal benefit or the benefit of clients. Inside information is material information not generally available to the public. Information is considered "material" if there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or if it could reasonably be expected to affect the price of a company's securities. It need not be so important that it would have changed the investor's decision to buy or sell. Information that has been disseminated in a way that makes it available to investors generally (e.g., national business and financial news wire services, such as Dow Jones and Reuters; national news services, such as New York Times; SEC reports; brokerage firm reports) is considered to be public information. But, for example, information given by a company director to an acquaintance of an impending takeover prior to a public announcement would be "nonpublic."

No Oechsle employee may trade, either personally or on behalf of others, on material, nonpublic information (insider trading), or communicate such information to others who trade in violation of the law (tipping). Although the pre-clearance, reporting, and trade restriction requirements of this Code apply only to Oechsle employees and their immediate family members, the insider trading and tipping restrictions reach beyond to prohibit Oechsle employees from illegally profiting or from funneling illegal profits to any other person. They also prohibit Oechsle from insider trading or tipping in client accounts.

No Oechsle employee may solicit inside information from any company, whether or not Oechsle clients own stock of the company or Oechsle analysts follow the company.

In addition, please note that the SEC has adopted a rule specifically prohibiting trading while in possession of material information about a prospective tender offer before it is publicly announced or trading during a tender officer if in possession of information which one has reason to know is not yet public.

Procedures to be Followed When Receiving Inside Information:
-----------------------------------------------------------

Whenever an Oechsle employee receives information that he or she believes to be material, nonpublic information, he or she should not trade on his or her own behalf or on behalf of Oechsle clients in the securities to which the information relates, tip the information to others, or recommend for purchase or sale such securities, so long as the information remains nonpublic. In addition, the employee should contact the General Counsel immediately and should refrain from disclosing the information to anyone else, including persons within the Oechsle organization, unless specifically advised to do so by the General Counsel.

                                   SANCTIONS
                                   ---------

Failure to comply with this Code may adversely affect an Oechsle employee's performance evaluation, may require the employee to give up any benefit derived from the violation, may require the employee to refrain from personal trading for a period, and may lead to termination of employment in appropriate cases. Penalties under the federal securities laws are also possible in certain circumstances.

Sanctions may include:
---------

     1. Caution:  Administered by the General Counsel;
        -------

     2. Warning:  Administered by the General Counsel;
        -------

     3. Fine:  Assessed by the General Counsel, the Chief Operating Officer,
        ----
        and the Chief Investment Officer;

     4. Dismissal:  Determined by the Executive Committee;
        ---------

     5. Civil referral to the SEC or other civil regulatory authorities:
        ---------------------------------------------------------------
        Determined by the Executive Committee;

     6. Criminal referral:  Determined by the Executive Committee.
        -----------------

Procedures:
----------

When potential violations of the Code come to the attention of the General Counsel, she will investigate the matter. This investigation may include a meeting with the employee. Upon completion of the investigation, if necessary, the General Counsel may meet with senior management (the Chief Operating Officer and/or the Chief Investment Officer) or other appropriate parties, and a
                                                              ---
determination will be made as to whether any sanction should be imposed. The employee will be informed of any sanction deemed to be appropriate. If the employee believes that such sanction is unwarranted, the employee must provide the General Counsel with a written explanation of such belief within 30 days of being informed after such determination. The General Counsel will then arrange for a review by senior management or other appropriate party and will advise the employee as to whether the sanction will be imposed, modified, or withdrawn.
The employee will be given an opportunity to submit a written statement to senior management and may be represented by counsel of his or her own choosing, at his or her own expense, at his or her election.

The General Counsel will maintain a written record of all exceptions granted from prohibited transactions under this Code.

                                   EXHIBIT A

              PERSONAL SECURITIES TRANSACTION PRE-CLEARANCE FORM


NAME OF EMPLOYEE:                 ____________________________

ACCOUNT NAME AND NUMBER:          ____________________________

DATE OF TRANSACTION:              ____________________________

SECURITY NAME:                    ____________________________

SECURITY ID NUMBER (CUSIP/SEDOL): ____________________________

COUNTRY:  _______________         TYPE OF SECURITY:  ______________

NUMBER OF SHARES:  ___________    PRICE:  ___________________

BUY:  ____________                SELL:  _________________

IS THIS A LIMIT ORDER OR STOP-LOSS ORDER TRADE:  YES   /   NO
                                                 ------------

NAME/ADDRESS OF BROKER:           ____________________________


                                  ____________________________

          __________________________________________________________


  I hereby certify that I am familiar with Oechsle's Code of Ethics, and that this transaction complies in all material respects with Oechsle's policies. I am not aware of any material, non-public information concerning this issuer or the market for its securities, or any pending plans or consideration to purchase these securities for Oechsle clients.

SIGNATURE:  _________________________________   DATE:  _______________


                                      AUTHORIZATION


TRADING DESK:  _________________________        DATE:  ____________


MANAGING PRINCIPAL _____________________        DATE:  ____________


COMPLIANCE OFFICER:  ___________________        DATE:  ____________

*If this pre-cleared trade is not executed, please write canceled across it and submit a copy of this canceled form to the Compliance Officer.

                                   EXHIBIT A

         PERSONAL SECURITIES TRANSACTION PRE-CLEARANCE FORM - (LONDON)


NAME OF EMPLOYEE:                 ____________________________

ACCOUNT NAME AND NUMBER:          ____________________________

DATE OF TRANSACTION:              ____________________________

SECURITY NAME:                    ____________________________

SECURITY ID NUMBER (CUSIP/SEDOL): ____________________________

COUNTRY:  _______________         TYPE OF SECURITY:  ______________

NUMBER OF SHARES:  ___________    PRICE:  ___________________

BUY:  ____________                SELL:  _________________

IS THIS A LIMIT ORDER OR STOP-LOSS ORDER TRADE:  YES   /   NO
                                                 ------------

NAME/ADDRESS OF BROKER:           ____________________________


                                  ____________________________


          __________________________________________________________


  I hereby certify that I am familiar with Oechsle's Code of Ethics, and that this transaction complies in all material respects with Oechsle's policies. I am not aware of any material, non-public information concerning this issuer or the market for its securities, or any pending plans or consideration to purchase these securities for Oechsle clients.

SIGNATURE:  ______________________________  DATE:  _______________


                                      AUTHORIZATION


TRADING DESK:  ___________________________  DATE:  ____________


MANAGING PRINCIPAL: ______________________  DATE:  ____________


COMPLIANCE OFFICER:  _____________________  DATE:  ____________

*If this pre-cleared trade is not executed, please write canceled across it and submit a copy of this canceled form to the Compliance Officer.

                                   EXHIBIT A


                     SAMPLE LETTER TO SEND TO YOUR BROKER
                   TO REQUEST DUPLICATE ACCOUNT INFORMATION


[Broker-Dealer Name]
[Broker-Dealer Address]


RE: Account Number(s)


Dear [Broker]:

Please send a duplicate copy of all trade confirmations (not the monthly
                                                         ----
statements) relating to the account(s) listed above to:

        James Record
        Compliance Officer
        Oechsle International Advisors, LLC
        One International Place, 23/rd/ Floor
        Boston, MA  02110


Very truly yours,

[Employee Name]

                                   EXHIBIT B

   LIST OF BROKERAGE ACCOUNTS IN WHICH YOU HAVE DIRECT OR INDIRECT BENEFICIAL
                                   OWNERSHIP*
                              Annual Certification
                              --------------------

                                                            Name of
      Broker Name        Broker Address  Account Number  Account Holder  Relationship
-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

Name of Employee___________________________________________________
                                        (Print)

I certify that I have disclosed to Oechsle all brokerage accounts in which I have a direct or indirect beneficial interest.

Signature___________________________________________________________

*Beneficial ownership is explained in the Code of Ethics.

                                   EXHIBIT C

                      PRIVATE PLACEMENT APPROVAL REQUEST

EMPLOYEE NAME:  ___________________________  DATE:  ______________

1.  COMPANY NAME:  ______________________________________

2.  Business Operations Summary:

3.  Who contacted you regarding this investment? _______________________

4.  Which firm/company employs this individual?  _______________________

5. Does this individual or firm have a relationship with Oechsle or Oechsle clients? If so, please explain.

__________________________________________________________________________

6.  What is the individual's role within the company? ____________________

7.  What is your relationship to the individual? _________________________

8.  What is the total amount of the private placement? ___________________

9.  What is the value of your proposed investment? _______________________

10. Does this company have publicly traded securities?____________________

11. Is this investment suitable for Oechsle clients?   Yes ______   No____
    If not, please explain.

   _________________________________________________________________

   __________________________________________________________________



_____________________________________
Employee Signature

Approved _______      Disapproved ______

Managing Principal _______________________  Date:  ______________

General Counsel Signature _______________   Date:  ______________

                                   EXHIBIT D


                         QUARTERLY TRANSACTION REPORT
                         October 1 - December 31, XXXX

The following is a record of every transaction in which I had, or by reason of which I acquired, any direct or indirect beneficial ownership in securities from October 1 - December 31, XXXX excluding transactions which do not have to be reported under Oechsle's Code of Ethics.

I had no securities transactions for the quarter: [__]


I had the following transactions:

  Account      Trade    Buy /     # of       Price    Name and Description        Broker/Dealer
   Name /      Date      Sell     shares               (ID #) of Security
 (Number)
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------


_______________________________               ________________________
Signature                                     Date
____________________________

Print Name
                                   EXHIBIT E

                      OECHSLE INTERNATIONAL ADVISORS, LLC
                                CODE OF ETHICS
                             ANNUAL CERTIFICATION


I have received a copy of Oechsle International Advisors, LLC's Code of Ethics, dated February 23, 1999, I have read it and understand it.

I understand that, as a condition of my employment, I am required to comply with the Code of Ethics. I agree to comply with all provisions of the Code of Ethics, including, but not limited to, those governing personal securities transactions. I certify that to the best of my knowledge I have complied with the terms of the Code of Ethics during the most recent calendar year.

I authorize Oechsle to furnish the information contained in any report of securities transactions filed by me with the General Counsel or the Compliance Officer to such federal, state, and self-regulatory authorities as may be required by law or by applicable rules and regulations.

I certify that I have disclosed to Oechsle all brokerage accounts in which I have a beneficial interest, and that I have authorized each such brokerage firm to send directly to Oechsle duplicate copies of all transaction confirmations for such accounts.



________________________________
Date

_________________________________
Name (Print)


__________________________________
Signature of Employee